Exhibit B - File No. 70-7833

                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                                AT JUNE 30,
                                       ---------------------------
                                           1997            1996
                                       -----------     -----------
ASSETS
Current Assets:
  Cash                                 $   470,420     $   223,988
  Short Term Investments                 7,138,654      10,778,176
  Accounts Receivable                    5,943,375       5,105,474
  Accounts Receivable-Interco               28,784          51,973
  Reserve for Bad Debts                   (540,952)       (596,901)
  Other Current Assets                     679,895        (576,839)
                                       -----------     -----------
                                        13,720,176      14,985,871
                                       -----------     -----------

Property, Plant, and Equipment
  Furniture and Fixtures                   140,037          71,472
Less - Accumulated DD&A                    (38,126)        (24,063)
                                       -----------     -----------
                                           101,911          47,409
                                       -----------     -----------

Other Assets:
  Long Term Investments                  1,099,997         700,880
  Other Deferred Debits                    146,191          89,992
                                       -----------     -----------
                                         1,246,188         790,872
                                       -----------     -----------

                                       $15,068,275     $15,824,152
                                       ===========     ===========

LIABILITIES
Current Liabilities:
Accounts Payable                       $ 2,554,781     $ 2,072,507
  Accrued Liabilities                      610,635         609,709
  Current Income Taxes-Federal            (390,563)       (205,031)
  Current Income Taxes-State                10,149         145,869
  Accounts Payable-Intercompany          1,053,146       3,714,308
  Dividends Payable                         35,000          35,000
                                       -----------     -----------
                                         3,873,148       6,372,362
                                       -----------     -----------

Long Term Liabilities:
Deferred Income Taxes                     (711,515)       (244,672)
Miscellaneous Deferred Credits           1,305,697         472,620
                                       -----------     -----------
                                           594,182         227,948
                                       -----------     -----------

Stockholder's Equity:
  Common Stock                              10,000          10,000
  Capital Paid in Excess of Par          3,490,000       3,490,000
  Retained Earnings                      7,380,945       5,863,842
  Retained Earnings - Dividends           (280,000)       (140,000)
                                       -----------     -----------
Total Equity                            10,600,945       9,223,842
                                       -----------     -----------

                                       $15,068,275     $15,824,152
                                       ===========     ===========